SUB-ITEM 77I:  Terms of new or amended securities

77I(b) - Attached is the Primary Shares Exhibit to the Multiple Class Plan of Fedeated American Leaders Fund II, Federated Capital Appreciation Fund II, Federated High Income Bond
Fund II and Federated Quality Bond Fund II, portfolios of Federated Insurance Series. The information contained in the attached Exhibit serves as the description of Primary Shares as required by this Item.







PRIMARY SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

Separate Arrangement And Expense Allocation
Primary Shares are available exclusively as an investment vehicle for separate accounts of participating life insurance companies offering variable life insurance policies and variable annuity contracts. For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Primary Shares will consist of institutional sales to insurance companies for Primary Share inclusion in those variable life and variable annuity product separate accounts. The insurance company distributor, underwriter or affiliated entity will receive a shareholder service fee paid by Federated Shareholder
Services Co. In connection with this arrangement, Primary Shares will bear the following fees and expenses:
Fees and Expenses
Maximum Amount Allocated Primary Shares
Sales Load
None
Contingent Deferred
Sales Charge ("CDSC")
None
Shareholder Service Fee
Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee
None
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of
Primary Shares as described in Section 3 of the Plan

Conversion and Exchange Privileges
For purposes of Rule 18f-3, Primary Shares have the following conversion rights and exchange privileges at the election of the shareholder:
Conversion Rights:
None
Exchange Rights:
None




SCHEDULE OF FUNDS
OFFERING PRIMARY SHARES

The Funds set forth on this Schedule each offer Primary
Shares on the terms set forth in the Primary
Shares Exhibit to the Multiple Class Plan, in each case as indicated below. Multiple Class Company Series
12b-1 Plan
Federated Insurance Series
Federated High Income Bond Fund II
None

Federated American Leaders Fund II
None

Federated Capital Appreciation Fund II
(formerly Federated Large Cap Fund II)
None

Federated Quality Bond Fund II
None




SUB-ITEM 77I:  Terms of new or amended securities

77I(b) - Attached is the Service Shares Exhibit to the
Multiple Class Plan of Fedeated American Leaders Fund II,
Federated Capital Appreciation Fund II, Federated High
Income Bond Fund II and Federated Quality Bond Fund II, portfolios of Federated Insurance Series. The information contained in the attached Exhibit serves as the description of Service Shares as required by this Item.




SERVICE SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

Separate Arrangement And Expense Allocation
Service Shares are available exclusively as an investment vehicle for separate accounts of participating life insurance companies offering variable life insurance policies and variable annuity contracts. For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of Service Shares will consist of institutional sales to insurance companies for Service Share inclusion in those variable life insurance and annuity product separate accounts. The insurance company distributor, underwriter or other affiliated entity will receive a shareholder service fee paid by Federated Shareholder
Services Co. and when indicated on the Schedule to this Exhibit, may also receive additional payments for distribution and administrative services under a 2b-1 Plan. In connection with this arrangement
Service Shares will bear the following fees and expenses:
Fees and Expenses
Maximum Amount Allocated Service Shares
Sales Load
None
Contingent Deferred
Sales Charge ("CDSC")
None
Shareholder Service Fee
Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee
As set forth in the attached Schedule
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Service Shares as described in
Section 3 of the Plan

Conversion and Exchange Privileges
For purposes of Rule 18f-3, Service Shares have the following conversion rights and exchange privileges at the election of the shareholder:
Conversion Rights:
None
Exchange Rights:
None



SCHEDULE OF FUNDS
OFFERING SERVICE SHARES

The Funds set forth on this Schedule each offer Service
Shares on the terms set forth in the Service
Shares Exhibit to the Multiple Class Plan, in each
case as indicated below.  The 12b-1 fees indicated are
the maximum amounts authorized based on the average
daily net asset value.  Actual amounts accrued
may be less.
Multiple Class Company
Series
12b-1 Plan
Federated Insurance Series
Federated High Income Bond Fund II
0.25%

Federated American Leaders Fund II
0.25%

Federated Capital Appreciation Fund II
(formerly:  Federated Large Cap Fund
II)
0.25%

Federated Quality Bond Fund II
0.25%